Exhibit 5.1

March 11, 2015

Zayo Group Holdings, Inc.

1805 29th Street, Suite 2050

Boulder, CO 80301

Re:	Zayo Group Holdings, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 of Zayo Group Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) (the “Additional Registration Statement”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering by the selling stockholders identified in the Registration Statement (as defined below) of up to 3,450,000 shares (including any shares that may be sold by the such selling stockholders upon exercise of the underwriters’ option to purchase additional shares) of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Shares”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1, File No. 333-202268, as amended (the “Registration Statement”), of the Company, filed with the Commission pursuant to the Securities Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Zayo Group Holdings, Inc.

March 11, 2015

We consent to the filing of this opinion as an exhibit to the Additional Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof, which are incorporated by reference into the Additional Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP